Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A-3 of our report dated October 7, 2016, of SenesTech, Inc. relating to the audit of the financial statements for the periods ending December 31, 2014 and 2015 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

October 27, 2016